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               RELIANCE COMM/TEC CORPORATION SPECIAL RETIREMENT PROGRAM

                                 FOR ELECTED OFFICERS

                             (Effective August   , 1995)


1. Participants in the Special Retirement Program for Elected Officers (the "Program") shall be individuals who from time to time have been elected and served as principal officers of Reliance Comm/Tec Corporation (the "Company") by the Board of Directors and who participated in the predecessor plan of the Reliance Electric Company.

2. A principal officer of the Company must have served as such for at least two years and upon retirement must have had at least ten years of service with the Company in order to become a Participant in the Program. (Service hereunder will include service with Reliance Electric Company.) Except as otherwise provided in Section 3 hereof, the retirement allowance provided by the Program shall commence effective upon retirement commencement.

3. An individual retiring at or after age 55 and prior to the normal retirement date shall be eligible to become a Participant provided such is consented to by the Board of Directors of the Company. In such cases, the retirement allowance provided by the Program will commence upon the retirement date if the individual has then attained at least

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     age 60, or, if he has not then attained age 60, upon his attainment of that age. No consent shall be required for eligibility to participate in the case of an individual retiring at or after the normal retirement date. In no event shall an individual be eligible to participate in the Program in the event of retirement prior to attaining age 55.

4. The maximum retirement allowance provided by the Program will be 50% of the average of the three best years of total compensation (salary plus annual bonus, whether paid in cash or credited to a deferred account) less pension attributable to Company contributions under the Company Retirement Plan, Supplemental Retirement Plan, and under any retirement plan of a prior employer payable following retirement from the Company, and less 50% of primary social security benefit. While pension under the Company Supplemental Retirement Plan based on deferred compensation under the Company and/or Reliance Deferred Compensation Plan will be deducted from the retirement allowance provided by the Program, assets distributable as such deferred compensation will continue to be payable in accordance with the terms of the Deferred Compensation Plan and will, of course, not be so deducted.

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     (a)  The maximum allowance of 50% will be payable to the person holding, on retirement, the office of Chief Executive Officer irrespective of years of services in excess of ten on his retirement and the maximum allowance of 50% will be payable to any other Participant with a total of fifteen years of service with the Company upon retirement.

     (b) For at least ten but less than fifteen years of service on the retirement of Participants other than the Chief Executive Officer, the retirement allowance will be reduced by .2777% for each month of service less than 180 months on retirement.

     (c) A joint and survivor or other election made under the Company Retirement Plan will automatically be applicable to the retirement allowance provided by the Program with an appropriate actuarial adjustment (but without any actuarial reduction due to the fact that the early retirement allowance provided by the Program will begin to be paid prior to age 65).

5. Group insurance coverage (i.e. life and medical) for the retiring officer in existence at the time of early retirement will be continued in full until normal retirement date with the exclusion of any form of salary continuation


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     such as weekly health and accident benefits or long-term disability.

6. Each payment under the Program is subject to the condition that the Participant has not engaged in competition with the Company at any time prior to the date of payment.

7. The Company reserves the right to amend or terminate the Program provided that such amendment or termination shall not apply to Participants in the Program at the time of such amendment or termination.

8. DEFINITIONS: For purposes of the Program, the following terms shall have the meanings set forth below:

     (a)  "Financial Event" shall mean either

          (i) the existence, at any point in time after the date of this Amendment, of a publicly held debt security issued by the Company which is rated below "B" (or its equivalent) by Standard & Poor's or any successor organization, or if, and only if, there is not outstanding any publicly held debt security issued by the Company which is rated by Standard & Poor's or any successor organization, a

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               material, continuing event of default under any financing
               agreement the Company may have with an institutional lender, but only if such default is not cured or waived as provided in any such agreement; or

          (ii) failure by the Company to make two (2) consecutive payments as required under the Program,

     (b)  "Change of Control" shall mean either

          (i) the acquisition of beneficial ownership of thirty percent (30%) of the Company's shares of Class A Common stock by a person or group of persons under common control unless such acquisition is approved by the Board; or

          (ii) a change in the membership of the Board at any time during any twelve (12) month period such that, following such change, at least thirty percent (30%) of the members of the Board were not members of the Board at the start of such twelve (12) month period but only if the election of such new members of the Board was not approved by at least three-quarters (3/4) of the Directors who

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               were either sitting at the beginning of such twelve (12) month period or elected to the Board during such twelve (12) month period with the approval of three-quarters (3/4) of the Directors who were sitting at the beginning of such twelve (12) month period.

     (c) "Eligible Retiree" shall mean only those individuals listed in the attached Exhibit I to this Amendment, or the successor-in-interest of such individual who is deceased, whose benefits under this Program are not secured or otherwise guaranteed by a third party at the time a Change of Control or Financial Event occurs.

9. In the event of either a Change of Control or a Financial Event, the Company shall notify each Eligible Retiree within thirty (30) days of the Change of Control or Financial Event, of the occurrence of such event and of such Eligible Retiree's right to elect to receive, in lieu of all future amounts payable to him under the Plan, a single lump sum payment of the actuarial equivalent of such future payments. Such actuarial equivalent shall be calculated using the following factors and assumptions:

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     (a)  discount rate based on the interest rate promulgated from time to time by the Federal Pension Benefit Guaranty Corporation for the purposes of determining immediate annuities plus a penalty of two and one-quarter (2-1/4) percentage points;

     (b) mortality rate used in actuarial valuations of the Program (as of the date of this Plan, the 1986 Projected Experience Mortality Table).

     Such election may be made by giving notice to the Company no later than one hundred eighty (180) days after the Eligible Retiree receives notice of his right to make such election. The Company shall make the required payment to any Eligible Retiree who elects to receive such a single lump sum payment no later than thirty (30) days after the Company's receipt of such election.

10. In the event that the Company shall fail to make any payment provided for in Section 9 above that is actually due to an Eligible Retiree following the occurrence of either a Change of Control or a Financial Event, such Eligible Retiree shall be entitled to receive such payment due together with interest from the due date of such payment until such payment is made at a rate equal to the prime rate as

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     publicly announced by Citibank, N.A., New York, New York, plus seven (7)
     percentage points.

11. In the event that the Company shall fail to make any payment provided for in Section 9 above that is actually due to an Eligible Retiree following the occurrence of either a Change of Control or a Financial Event, all professional fees reasonably incurred by such Eligible Retiree in connection with enforcing his right to receive any such payment (including, for example, fees of accountants, actuaries, and attorneys) shall be paid by the Company and, if any such fee payments by the Company generate taxable income to such Eligible Retiree the Company shall pay such additional amounts to the Eligible Retiree to make him whole on an after-tax basis.

12. Any notices required under the Program shall be in writing and effective when received by the person to whom the notice is sent. Notices to an Eligible Retiree shall be addressed to such person at his then current mailing address on file at the Company. Notices to the Company shall be addressed to the President of the Company at the Company's headquarters.

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13.  In construing any provisions of the Program, the masculine gender shall include the feminine or neuter, and the singular number shall include the plural, and vice versa, as the context may require.


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                                   EXHIBIT I TO THE
                            RELIANCE COMM/TEC CORPORATION
                   SPECIAL RETIREMENT PROGRAM FOR ELECTED OFFICERS
                             (Effective August   , 1995)







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